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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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NAME OF                    STATE OF             NAME UNDER WHICH
SUBSIDIARY                 INCORPORATION        SUBSIDIARY OPERATES
--------------------       -------------        -------------------
GW Services, Inc.          California           GW Services Inc.,
                                                except for the state of Texas
                                                where DBA is Bottle Water
                                                Vending, Inc. and the State
                                                of Arizona where DBA is
                                                Glacier Water, Inc.
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